SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              Entry into a Material Definitive Agreement.

On February 16, 2006, Vita Food Products, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with five individuals or their affiliated entities (the “Investors”) pursuant to which the Investors will invest a total of $2,500,000 in the Company. The Subscription Agreements provide that for each $250,000 invested in the Company, the Investor party to such Agreement will receive units consisting of 100,000 shares of common stock; three-year warrants to purchase 50,000 shares of common stock at an exercise price of $5.00 per share; and five-year warrants to purchase an additional 50,000 shares of common stock at an exercise price of $7.50 per share. The Investors include the following individuals or their affiliated entities:  (i) a third party Investor, who has agreed to invest $1,000,000; (ii) Stephen D. Rubin, the President and a director of the Company, and (iii) the John C. Seramur 2005 Flite Trust dated September 19, 2005, of which John C. Seramur,  a director of the Company, is trustee, each of whom has agreed to invest $500,000 in the Company; and (iv) Clifford K. Bolen, the Chief Operating Officer and Chief Financial Officer of the Company, together with certain of his affiliates, and (v) Delphi Casualty Co., of which Glenn S. Morris, a director of the Company, owns 44% of the outstanding capital stock, each of whom has agreed to invest $250,000 in the Company.

The Subscription Agreements provide that each of the investment transactions is subject to the Board of Directors’ receipt of a fairness opinion from an investment banker or other acceptable party, and to approval by the American Stock Exchange.

Upon the closing of the transactions, Messrs. Rubin and Bolen as well as Terry W. Hess, the President of the Company’s wholly owned subsidiary and a director of the Company, will be appointed to a newly established Office of the Chief Executive in lieu of their current positions. Mr. Rubin will also serve as the non-executive Chairman of the Board. His employment agreement will be amended to reflect a reduction in salary and duties, and an extension of the term to 2009. In addition, Mr. Bolen will enter into an employment agreement with the Company.

A copy of the Company’s press release with respect to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date:	February 17, 2006	By:	/s/Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date:	February 17, 2006	By:	/s/Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and Chief
Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

10.1	Subscription Agreement between Vita Food Products, Inc. and Howard Bedford, dated February 16, 2006.

10.2	Subscription Agreement between Vita Food Products, Inc. and Stephen D. Rubin, dated February 16, 2006.

10.3	Subscription Agreement between Vita Food Products, Inc. and Stephen D. Rubin, dated February 16, 2006.

10.4	Subscription Agreement between Vita Food Products, Inc. and the John C. Seramur 2005 Flite Trust dated September 19, 2005, dated February 16, 2006.

10.5	Subscription Agreement between Vita Food Products, Inc. and the John C. Seramur 2005 Flite Trust dated September 19, 2005, dated February 16, 2006.

10.6	Subscription Agreement between Vita Food Products, Inc. and Clifford K. Bolen and Affiliates, dated February 16, 2006.

10.7	Subscription Agreement between Vita Food Products, Inc. and Delphi Casualty Co., dated February 16, 2006.

99.1	Press Release dated February 17, 2006.